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                                                                   EXHIBIT 10.13

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                           TRADEMARK LICENSE AGREEMENT

                                 BY AND BETWEEN

                            LUCENT TECHNOLOGIES INC.

                                       AND

                                   AVAYA INC.



                           Dated as of October 1, 2000






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                           TRADEMARK LICENSE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS


         1.1      AFFILIATE
         1.2      AUTHORIZED DEALERS
         1.3      COMPOUND MARKS
         1.4      CONTROL SPECIFICATIONS
         1.5      CORPORATE IDENTIFICATION MARK
         1.6      AVAYA COMPANIES
         1.7      AVAYA PRODUCTS
         1.8      AVAYA PRODUCT MARKS
         1.9      GOVERNMENTAL AUTHORITY
         1.10     LICENSED MARKS
         1.11     LICENSEE
         1.12     LICENSOR
         1.13     MARK
         1.14     PERSON
         1.15     SUBSIDIARY
         1.16     TRANSITION LOGOS

ARTICLE II.    LICENSE GRANT

         2.1      AVAYA PRODUCTS
         2.2      COMPOUND MARKS
         2.3      LIMITATIONS ON GRANT
         2.4      NO USE IN LICENSEE'S NAME
         2.5      NO OTHER MARKS TO BE USED
         2.6      MODIFICATION OF LICENSED MARKS


ARTICLE III.   AGREEMENT PERSONAL

         3.1      PERSONAL NATURE OF AGREEMENT
         3.2      SUBLICENSING/ASSIGNMENT
         3.3      AUTHORIZED DEALERS
         3.4      BUSINESS PARTNERS

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
 ARTICLE IV.   LICENSES TO OTHERS AND OWNERSHIP

         4.1      EXCLUSIVE LICENSE
         4.2      RETENTION OF RIGHTS BY LICENSOR
         4.3      RETENTION OF RIGHTS BY LICENSEE

 ARTICLE V.    LICENSED TERRITORY

 ARTICLE VI.     QUALITY CONTROL

         6.1      GENERAL
         6.2      CONTROL AND TRADEMARK USE SPECIFICATIONS
         6.3      CUSTOMER CARE PROVISIONS
         6.4      QUALITY CONTROL REVIEWS; RIGHT OF INSPECTION
         6.5      SPONSORSHIP
         6.6      DISCONTINUATION
         6.7      REFURBISHED PRODUCT
         6.8      COSTS

ARTICLE VII.   REMEDIES FOR NONCOMPLIANCE WITH
               CONTROL AND TRADEMARK USE SPECIFICATIONS

         7.1      CURE PERIOD
         7.2      FAILURE TO CURE

 ARTICLE VIII.   PROTECTION OF LICENSED SERVICE MARKS
                 AND THE TRANSITION LOGOS

         8.1      OWNERSHIP AND RIGHTS
         8.2      SIMILAR MARKS
         8.3      INFRINGEMENT
         8.4      COMPLIANCE WITH LAWS

 ARTICLE IX.   TERMINATION

         9.1      BREACH BY LICENSEE
         9.2      TERMINATION OBLIGATIONS

 ARTICLE X.    INDEMNITIES

         10.1     LICENSEE'S INDEMNIFICATION
         10.2     NOTICE

 ARTICLE XI.   NOTICES

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
 ARTICLE XII.   COMPLIANCE WITH LAW

         12.1    GENERAL
         12.2    GOVERNMENTAL LICENSES, PERMITS AND APPROVALS

ARTICLE XIII.    MEDIATION AND DISPUTE RESOLUTION

         13.1    DISPUTES
         13.2    ESCALATION; MEDIATION
         13.3    COURT ACTIONS

ARTICLE XIV.   MISCELLANEOUS

         14.1    COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER
         14.2    GOVERNING LAW
         14.3    ASSIGNABILITY; SUCCESSORS
         14.4    RELATIONSHIP OF THE PARTIES; THIRD PARTY BENEFICIARIES
         14.5    SEVERABILITY
         14.6    FORCE MAJEURE
         14.7    PUBLICITY
         14.8    HEADINGS
         14.9    WAIVERS OF DEFAULT
         14.10   INJUNCTIVE RELIEF
         14.11   AMENDMENTS
         14.12   INTERPRETATION

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                           TRADEMARK LICENSE AGREEMENT

                 THIS TRADEMARK LICENSE AGREEMENT (this "Agreement"), dated as of October 1, 2000 (the "Effective Date"), is by and between Lucent Technologies Inc., a Delaware corporation, with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Lucent"), and Avaya Inc., a Delaware corporation, with offices at 211 Mount Airy Road, Basking Ridge, New Jersey 07920 ("Avaya").

                                    RECITALS

                 WHEREAS, the Board of Directors of Lucent has determined that it is in the best interests of Lucent and its stockholders to separate Lucent's existing businesses into two independent businesses.

                 WHEREAS, in order to effectuate the foregoing, Lucent and Avaya have entered into a Contribution and Distribution Agreement, which provides, among other things, subject to the terms and conditions thereof for the contribution by Lucent of the former Enterprise Networks Group of Lucent ("EN") assets to Avaya and the assumption by Avaya of the EN liabilities and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

                  WHEREAS, this Agreement is to allow Avaya's business units to create consumer awareness that they are the successors to Lucent's former business units and to minimize customer confusion that might otherwise arise as a result of the foregoing transactions and the immediate loss of use of the Lucent name, marks, logos and trade dress.

                  NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         For the purpose of this Agreement, in addition to the words and phrases that are defined throughout the body of this Agreement, the following words and phrases shall have the following meanings:

         1.1 AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

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         1.2      AUTHORIZED DEALERS means EN's existing dealers, distributors, agents, resellers and Business Partners that are authorized to use any Lucent marks pursuant to existing agreements.

         1.3 COMPOUND MARKS means any mark that consists of the mark Lucent immediately followed by another mark which is in use or applied for on the date of this Agreement; the entire set of Compound Marks is set forth in Schedule E hereto.

         1.4 CONTROL SPECIFICATIONS means standards of quality (including performance parameters) applicable to the fabrication, performance, design, use, provision, and support of an Avaya Product under the Licensed Marks, as set forth or referenced in Schedule B, and the standards applicable to the marketing, advertising, and promotion of an Avaya Product under the Licensed Marks as set forth or referenced in Schedule C.

         1.5 CORPORATE IDENTIFICATION MARK means the Licensee's house mark and related trade dress used to identify and distinguish Licensee from other Persons, as identified in Schedule D hereto.

         1.6 AVAYA COMPANIES means EN, Mosaix Inc., Octel Communications Inc., Lannet Ltd., SDX Business Systems plc., Agile Networks Inc., Cursor Computers Inc., dba CCOM Information Systems, Prominet Corporation and each of their respective Subsidiaries in existence prior to the Effective Date. Avaya may add additional companies to the definition of "Avaya's Companies" subject to Lucent's prior written consent which will not be unreasonably withheld.

         1.7 AVAYA PRODUCTS means products created, manufactured or marketed by Avaya's Companies but not products newly designed or created by them after the Effective Date.

         1.8 AVAYA PRODUCT MARKS means those trademarks, servicemarks and trade dress to be assigned from Lucent to Avaya on or before the Effective Date.

         1.9 GOVERNMENTAL AUTHORITY means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         1.10 LICENSED MARKS means the marks LUCENT, LUCENT TECHNOLOGIES and the INNOVATION RING LOGO as identified in Schedule A hereto (and as such marks may be modified or supplemented as contemplated by Article II hereof).

         1.11 LICENSEE means Avaya, the Avaya Companies, each Subsidiary of Avaya, and each other Person that is an Affiliate of Avaya, but only for so long as such Person is an Affiliate or Subsidiary of Avaya.

         1.12     LICENSOR means Lucent.

         1.13 MARK means any word, name, symbol or device, or any combination thereof, used or intended to be used by a Person to identify and distinguish the products or services of that

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Person from the products or services of others and to indicate the source of such goods or services even if that source is unknown.

         1.14 PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

         1.15     SUBSIDIARY means a company, corporation or other legal entity
(i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

         1.16 TRANSITION LOGOS means the Licensed Marks used in combination with Licensee's Corporate Identification Mark as identified on Schedule F hereto (and as such Transition Logos may be modified in accordance with this Agreement).


                                   ARTICLE II
                                  LICENSE GRANT

         2.1 AVAYA PRODUCTS

                           (a) INITIAL PERIOD. (i) Subject to the terms and
conditions of this Agreement, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to use the Licensed Marks in connection with the manufacture, marketing, promotion, distribution and sale of Avaya Products which have been manufactured prior to, or are being manufactured as of, the Effective Date, and continuing until April 1, 2001.

                           (ii) Licensee may not affix the Licensed Marks to
Avaya Products, or to any packaging, instructions, or marketing materials manufactured after April 1, 2001; provided, however, that Avaya Products, packaging, instructions and promotional materials with the Licensed Marks in inventory as of April 1, 2001, may be marketed, distributed, promoted and sold after that date and until the inventory of such Avaya Products packaging or other materials is depleted.

                           (iii) When Licensee travels to a customer's premises
or takes possession of a previously installed product to make a repair or perform a service, Licensee agrees to make reasonable efforts with regard to labels for large equipment that are visible to either replace the product housing to remove any reference to the Licensed Marks or affix labels with the Corporate Identification Mark to the product in a manner that obscures the Licensed Marks.

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                           (iv) Licensee may not affix the Licensed Marks to
products other than Avaya Products.

                           (v) No right is granted to Licensee to use the
Licensed Marks alone on any new stationery, new business cards, new building signage, new building flags, new employee badges, or new vehicle markings after the Effective Date.

                           (vi) Licensee will cease to use the Licensed Marks
alone on stationery, business cards, building flags, and employee badges on or before December 31, 2000.

                           (vii) Licensee will make reasonable efforts to cease
use of the Licensed Marks on vehicle markings and on building signage on or before December 31, 2000, however, under no circumstances may such use continue later than June 1, 2001, unless required sooner by applicable State or Federal laws.

                           (b) TRANSITION PERIOD. (i) Subject to the terms and
conditions of this Agreement, and to the guidelines governing use of the Transition Logos attached as Schedule F hereto, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, exclusive license to use the Transition Logos in connection with the manufacture, marketing, promotion, distribution and sale of any Avaya Products commencing on the Effective Date, as follows:

                           Transition Logo A - includes Avaya name and the
descriptive phrase "The former Enterprise Networks Group of Lucent Technologies" but will not include the Innovation Ring Logo, as set forth in Schedule F. This may only be used as follows:

                           - On new products, packaging and labeling - until September 30, 2001.

                           - On stationery, business cards and website - for one (1) year from Effective Date.

                           - On advertising and promotional materials - for twelve (12) months in the US and eighteen (18) months outside the US, from Effective Date.

                           Transition Logo B - includes Avaya name and logo plus
the Lucent name and the Innovation Ring Logo with the descriptive phrase "The former Enterprise Networks Group of Lucent Technologies", as set forth in Schedule F. This may only be used as follows:

                           - On new products, packaging and labeling - until December 31, 2000.

                           - On stationery, business cards and website - for one (1) year from the Effective Date.

                           - On advertising and promotional materials - for six (6) months in the US and one (1) year outside the US, from Effective Date.

                           (ii) Avaya Products, packaging, instructions and
promotional material with the Transition Logos in inventory after the Effective Date may be marketed, distributed, promoted and sold after that date and until the inventory of such Avaya Products and materials is depleted, subject to other applicable terms and conditions of this Agreement.

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          2.2 COMPOUND MARKS. (i) To the extent that Licensee is using a
Compound Mark as of the date of this Agreement, it may continue to use the Licensed Marks in the Compound Mark during the Initial Period hereunder applicable to the Avaya Products with respect to which such Compound Mark is used. After the Initial Period, Licensee shall, if it desires to continue to use the Compound Mark, use the Corporate Identification Mark in lieu of the Licensed Marks to create a new Compound Mark, ownership of which shall belong exclusively to Avaya and Lucent will have no rights therein. At the end of the Initial Period hereunder, Licensee shall cease all use of the Licensed Marks in the Compound Mark, subject to the inventory depletion rules set forth herein.

          (ii) Lucent shall maintain the registrations or pending applications for the Compound Marks until Avaya has filed for the new Compound Marks, but, following written notification from Avaya, shall allow the respective registrations or pending applications to lapse or be abandoned after Avaya has filed for the new Compound Mark. Lucent shall grant to Avaya any consents to registration for the new Compound Marks, which may be needed. Lucent shall not continue to use the Compound Marks after September 30, 2000.

          2.3 LIMITATIONS ON GRANT. The Licensed Marks and the Transition Logos may not be used by Licensee in connection with any product or service except as expressly set forth in this Agreement.

          2.4 NO USE IN LICENSEE'S NAME. Except as set forth herein, Licensee shall cease using the Licensed Marks in Licensee's corporate, partnership, doing business as, or fictitious name as of the Effective Date.

         2.5 NO OTHER MARKS TO BE USED. Except for the Avaya Product Marks, Licensee shall not use any other name, mark, indication of origin, trade dress or logo of Licensor in connection with the manufacture, marketing, promotion, distribution, sale or lease of any product or service without Licensor's express prior written consent.

          2.6 MODIFICATION OF LICENSED MARKS. If, as a result of governmental regulation or court order, Licensor must modify or replace the Licensed Marks as used in any substantial portion of Licensor's business, Licensee shall within sixty (60) days adopt and use such modified or replaced Licensed Marks or this Agreement will terminate. If Licensor voluntarily modifies or replaces the Licensed Marks, Licensee shall not be obligated to adopt such modified or replaced Licensed Marks and Licensor will honor the terms of this Agreement.


                                   ARTICLE III
                               AGREEMENT PERSONAL

          3.1 PERSONAL NATURE OF AGREEMENT. In recognition of the goodwill contributed to the Licensed Marks and the Transition Logos by Licensee prior to the Separation, and the unique nature of Licensee (including without limitation the quality of the products and services that it provides, its reputation, and its goodwill among its customers), the parties agree that the rights, obligations and benefits of this Agreement shall be personal to Licensee, and Licensor shall not

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be required to accept performance from, or render performance to an entity other than Licensee. Pursuant to 11 U.S.C. Section 365 (c) (1) (A) (as it may be amended from time to time, and including any successor to such provision), in the event of the bankruptcy of Licensee, this Agreement may not be assigned or assumed by any successor of Licensee, and Licensor shall be excused from rendering performance to, or accepting performance from any such successor.

          3.2 SUBLICENSING/ASSIGNMENT. Except as expressly provided herein with respect to Authorized Dealers, Licensee may not sublicense or assign the rights and obligations of this Agreement without Licensor's express written consent.

          3.3 AUTHORIZED DEALERS. (a) Subject to the terms and conditions of this Agreement, including all applicable Control and Trademark Use Specifications, Authorized Dealers may use the Licensed Marks or the Transition Logos on any Lucent or Avaya products, packaging. Marketing or other materials supplied by Lucent or Avaya. Other than as set forth hereinabove, Authorized Dealers may only use the relevant Lucent or Avaya BusinessPartner Logo in accordance with the terms of this Agreement. Licensee shall take all appropriate steps to restrain any Authorized Dealer from violating the terms and conditions of this Agreement, including but not limited to termination of Licensee's agreement with any such Authorized Dealer, or commencement of legal action against any such Authorized Dealer. Licensee shall provide a list of all existing Authorized Dealers to Licensor by October 1, 2000.

            (b) Licensee may submit a written request, at any time (in accordance with the notice provisions of Article XI below), for Licensor's consent to add an Existing Authorized Dealer that was inadvertently omitted from the list provided pursuant to Section 3.3(a) or to add a New Authorized Dealer to such list. Licensor shall have thirty (30) days to approve or disapprove of the proposed Authorized Dealer or New Authorized Dealer. If Licensor does not respond to Licensee within such thirty (30) days, the New Authorized Dealer shall be deemed approved by Licensor. A New Authorized Dealer shall satisfy the guidelines attached as Schedule H hereto, and is subject to the terms and conditions of this Agreement.

            3.4 BUSINESSPARTNERS. Subject to the contractual obligations under the existing agreements with BusinessPartners, neither Licensee nor any of its BusinessPartners may continue to use the Lucent BusinessPartner logo set forth in Schedule I after July 1, 2001. Thereafter, only the Avaya BusinessPartner Logo may be used.


                                   ARTICLE IV
                        LICENSES TO OTHERS AND OWNERSHIP

         4.1 EXCLUSIVE LICENSE. Licensor agrees that it will not license the Lucent Marks or the Transition Logos to third parties.

         4.2 RETENTION OF RIGHTS BY LICENSOR. Except as otherwise expressly provided in this Agreement, Licensor shall retain all rights in and to the Licensed Marks, alone and as used in the Transition Logos, including without limitation:

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                 (a) All rights of ownership in and to the Licensed Marks;

                 (b) The right to use (including the right of Licensor's Affiliates and Subsidiaries to use) the Licensed Marks, either alone or in combination with other marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Avaya Products; and

                 (c) The right to license others to use the Licensed Marks.

         4.3 RETENTION OF RIGHTS BY LICENSEE. Except as otherwise expressly provided in this Agreement, Licensee shall retain all rights in and to the Corporate Identification Mark, alone and as used in the Transition Logos, including without limitation:

                  (a) All rights of ownership in and to the Corporate Identification Mark;

                 (b) The right to use (including the right of Licensee's Affiliates to use) the Corporate Identification Mark, either alone or in combination with other marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Lucent products; and

                  (c) The right to license others to use the Corporate Identification Mark.


                                    ARTICLE V
                               LICENSED TERRITORY

         5.1 The Licensed Territory for the licenses granted in Article II of this Agreement shall include the world, but such licenses do not authorize the marketing, offering or sale of Avaya Products under the Licensed Marks or the Transition Logos in any country in which no Avaya Products were being marketed, offered or sold as of the Effective Date, except:

                 (a) If a contract with an Existing Authorized Dealer grants rights to commence marketing an Avaya Product in a new country, then that new country shall be included in the Licensed Territory with respect to that particular Avaya Product; and

                 (b) Licensee may use the Licensed Marks or the Transition Logos subject to the terms and conditions of this Agreement, in countries where, as of the date hereof, it had developed bona-fide, good faith plans to commence marketing an Avaya Product, which countries are identified in Schedule K hereto. Schedule K shall in all events be completed to the mutual satisfaction of Licensor and Licensee no later than December 31, 2000.


                                   ARTICLE VI
                                 QUALITY CONTROL

         6.1 GENERAL. Licensee acknowledges that the Avaya Products covered by this

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Agreement must continue to be of sufficiently high quality as to provide maximum enhancement to and protection of the Licensed Marks and the Transition Logos and the goodwill they symbolize. Licensee further acknowledges that the maintenance of high quality Avaya Products is of the essence of this Agreement and that it will utilize only marketing materials which do not disparage Licensor or place in disrepute, its businesses or its business reputation, or adversely affect or detract from Licensor's goodwill.

         6.2 CONTROL AND TRADEMARK USE SPECIFICATIONS. (a) Licensee shall use the Licensed Marks and the Transition Logos only in connection with the manufacture, marketing, distribution, promotion, and sale of Avaya Products that meet the Control and Trademark Use Specifications. The Control and Trademark Use Specifications shall consist of Technical Performance, Customer Service, and Customer Satisfaction Specifications attached or referenced in Schedule B hereto and the Trademark Use Specifications referenced in Schedule C hereto. The Control and Trademark Use Specifications shall be treated as proprietary information and shall be subject to the confidentiality provisions of Article I of the Contribution and Distribution Agreement.

                  (b) Licensee shall not offer any Avaya Product under the Licensed Marks or the Transition Logos unless it meets each of the relevant Control and Trademark Use Specifications. Licensee shall not provide to any third party any product which does not meet the Control and Trademark Use Specifications without first obliterating the Licensed Marks or the Transition Logos.

          6.3 CUSTOMER CARE PROVISIONS. If Licensor receives a customer complaint regarding an Avaya Product branded under this Agreement, it will promptly notify Licensee and Licensee will use reasonable commercial efforts to resolve any such complaints or any other complaints received for products branded under this Agreement as it would for complaints received for products branded under the Avaya mark.

          6.4 QUALITY CONTROL REVIEWS; RIGHT OF INSPECTION. Licensor shall have the right to designate from time to time, one or more Quality Control Representatives, who shall have the right from time to time, but no more than once per calendar quarter, upon ten (10) days' notice to Licensee, to conduct during regular business hours an inspection, test, survey and review of Licensee's facilities and the facilities of Licensee's Authorized Dealers, if any, and otherwise to determine compliance with the applicable Control and Trademark Use Specifications. At Licensor's request, Licensee agrees to furnish or make available for inspection to the Quality Control Representatives: (i) samples of any Avaya Product that is marketed or provided under the Licensed Marks or the Transition Logos for inspections, surveys, tests and reviews to assure conformance with the applicable Control and Trademark Use Specifications;
(ii) performance data in its control relating to the conformance of Avaya Products with the applicable Control and Trademark Use Specifications, and (iii) samples of marketing materials, product packaging labels, instruction and warranty materials that use the Licensed Marks or the Transition Logos. Any such data provided to Licensor shall be treated as proprietary information subject to the confidentiality provisions of Article I of the Contribution and Distribution Agreement. Licensor may independently, and at its own expense, conduct continuous customer satisfaction surveys to determine if Licensee and its Authorized Dealers are meeting the Control and Trademark Use

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Specifications. Licensee shall cooperate with Licensor fully in the distribution of such surveys. Licensor shall, at the request of Licensee, provide Licensee with copies of customer surveys used by Licensor to determine if Licensee is meeting the Control and Trademark Use Specifications. If Licensee learns that it or any of its Authorized Dealers is not complying with any Control and Trademark Use Specifications, it shall notify Licensor and the provisions of Article VII (and of Section 3.3(a) in the case of Authorized Dealers) shall apply to such noncompliance.

         6.4 SPONSORSHIP. Beginning three months from the Effective Date, Licensee shall not use the Licensed Marks to sponsor, endorse, or claim affiliation with any event, meeting, charitable endeavor or any other undertaking without obtaining the express written permission of Licensor. Any breach of this provision shall be deemed a Significant Breach by Licensee.

         6.5 DISCONTINUATION. If, during the term of this Agreement, Licensee discontinues the retail provision of an Avaya Product that has been sold under the Licensed Marks or the Transition Logos, Licensee shall comply with an "End of Life" plan that satisfies the requirements of Schedule H hereto. Licensee shall consult with Licensor prior to finalizing any End of Life Plan required by this Section and submit an advance copy of such plan to Licensor.

         6.6 REFURBISHED PRODUCT. Licensee shall not sell, convey, assign its interest in or otherwise transfer to any refurbisher or reconditioner any Product bearing the Licensed Marks without first obliterating the Licensed Marks and any other reference to Licensor from all products, packaging, instruction and warranty materials provided to such refurbisher or reconditioner.

         6.7 COSTS. All reasonable costs associated with monitoring compliance with and enforcing these quality control provisions, and with administering this Agreement, shall be borne by Licensee. Licensor shall provide to Licensee a quarterly invoice itemizing with reasonable specificity the costs incurred during the prior quarter, which shall be due and payable by Licensee within thirty (30) days of receipt.


                                   ARTICLE VII
    REMEDIES FOR NONCOMPLIANCE WITH CONTROL AND TRADEMARK USE SPECIFICATIONS

         7.1 CURE PERIOD. If Licensor becomes aware that Licensee or any Authorized Dealer is not complying with any provision of the Control and Trademark Use Specifications, Licensor shall notify Licensee in writing, setting forth in reasonable detail, a written description of the noncompliance and any suggestions for curing such noncompliance. Licensee shall then have forty five
(45) days after receipt of such notice (the "Cure Period") to correct or submit to Licensor a written plan, reasonably acceptable to Licensor, to correct such noncompliance.

         7.2 FAILURE TO CURE. If the noncompliance with the Control and Trademark Use Specifications identified pursuant to Section 7.1 continues beyond the Cure Period, Licensee shall: (i) cease offering such Avaya Products under the Licensed Marks or the Transition Logos until it can comply with the Control and Trademark Use Specifications; or (ii) be deemed to be

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in Significant Breach of this Agreement.


                                  ARTICLE VIII
          PROTECTION OF LICENSED SERVICE MARKS AND THE TRANSITION LOGOS

          8.1 OWNERSHIP AND RIGHTS. (a) Licensee admits the validity of, and agrees not to challenge the ownership or validity of, the Licensed Marks alone and in the Transition Logos. Licensee shall not disparage, dilute or adversely affect the validity of the Licensed Marks or the Transition Logos. Licensee agrees that any and all goodwill and other rights that Licensee may acquire by the use of the Licensed Marks alone and in the Transition Logos shall inure to the sole benefit of Licensor. Licensee will not grant or attempt to grant a security interest in the Licensed Marks or Transition Logos, or this Agreement, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to Licensor. To the extent necessary, Licensee agrees to execute all documents reasonably requested by Licensor to effect further registration of, maintenance and renewal of the Licensed Marks and recordal of the license relationship between Licensor and Licensee and recordal of Licensee as a Registered User. For purposes of this Agreement, Licensee shall be considered a "related company" under the U.S. Trademark Act, 15 U.S.C. Section 1051 et seq.

                  (b) LICENSOR admits the validity of, and agrees not to challenge the ownership or validity of, the Corporate Identification Marks alone and in the Transition Logos. Licensor shall not disparage, dilute or adversely affect the validity of the Corporate Identification Marks or the Transition Logos. Licensor agrees that any and all goodwill and other rights that Licensor may acquire by the use of the Corporate Identification Marks alone and in the Transition Logos shall inure to the sole benefit of Licensee. Licensor will not grant or attempt to grant a security interest in the Corporate Identification Marks or Transition Logos, or this Agreement, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to Licensee. To the extent necessary, Licensor agrees to execute all documents reasonably requested by Licensee to effect further registration of, maintenance and renewal of the Corporate Identification Marks and recordal of the license relationship between Licensee and Licensor. For purposes of this Agreement, Licensor shall be considered a "related company" under the U.S. Trademark Act, 15 U.S.C. Section 1051 et seq.

         8.2 SIMILAR MARKS. (a) Licensee further agrees not to register in any country any Mark resembling or confusingly similar to the Licensed Marks and not to use the Licensed Marks or any part thereof as part of its corporate name (except as otherwise expressly permitted hereunder), nor use any Mark confusingly similar, deceptive or misleading with respect to the Licensed Marks or which dilute the Licensed Marks. If any application for registration is, or has been, filed in any country by Licensee which relates to any Mark which in the sole opinion of Licensor, is confusingly similar, deceptive or misleading with respect to the Licensed Marks, or which dilutes the Licensed Marks, Licensee shall, at Licensor's sole discretion, immediately abandon any such application or registration or assign it to Licensor. If Licensee uses any Mark which in the sole opinion of Licensor, is confusingly similar, deceptive or misleading with respect to the Licensed Marks, or which dilutes the Licensed Marks, or if Licensee uses the Licensed Marks in connection with any product, or in connection with any service not specifically authorized hereunder, Licensee shall, immediately upon receiving a written request from Licensor, permanently cease such use.

                  (b) The parties agree that neither will apply to register the Transition Logos, and that Licensee will have the sole and exclusive right to use and register the Corporate Identification Mark.

          8.3 INFRINGEMENT. In the event that Licensee learns of any infringement or threatened infringement of the Licensed Marks, either alone or as contained in Compound Marks or the Transition Logos, or any unfair competition, passing-off or dilution with respect to the same, or any third party alleges or claims that said Licensed Marks are liable to cause deception or confusion to the public, or is liable to dilute or infringe any right of such third party, Licensee shall immediately notify Licensor or its authorized representative giving particulars thereof and Licensee shall provide necessary information and assistance to Licensor or its authorized representatives in the event that Licensor decides that proceedings should be commenced or defended. Licensee's reasonable expenses in providing such assistance shall be borne by Licensor. Licensor shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings. The decision whether to bring, defend, maintain or settle any such proceedings shall be at the exclusive option and expense of Licensor, and all recoveries shall belong exclusively to Licensor. Licensee will not initiate any such litigation, opposition, cancellation or related legal proceedings in its own name. Nothing in this Agreement shall require or be deemed to require Licensor to enforce the Licensed Marks or the Transition Logos against others. Nothing herein will limit Licensee's ability to initiate any litigation, opposition, cancellation or related legal proceedings in its own name with regard to those elements of the Compound Marks and Transition Logos owned exclusively by Licensee.

         8.4 COMPLIANCE WITH LAWS. In the performance of this Agreement, Licensee shall comply with all applicable laws and regulations, including those laws and regulations particularly pertaining to the proper use and designation of Marks. Should Licensee be or become aware of any applicable laws or regulations which are inconsistent with the provisions of this Agreement, Licensee shall promptly notify Licensor of such inconsistency. In such event, Licensor may, at its option, either waive the performance of such inconsistent provisions, or negotiate with Licensee to make changes in such provisions to comply with applicable laws and regulations.


                                   ARTICLE IX
                                   TERMINATION

         9.1 BREACH BY LICENSEE. Licensor may terminate this Agreement at any time in the event of a Significant Breach by Licensee. A "Significant Breach by Licensee" shall mean any event expressly specified in this Agreement to be a "Significant Breach," and any of the following (after exhaustion of any Cure Periods set forth in Article VII hereof to the extent such Cure Periods are applicable):

                  (a) Licensee's or any Authorized Dealer's use of the Licensed Marks or the Transition Logos contrary to the provisions of this Agreement, provided, however, that such use contrary to this Agreement by a particular Authorized Dealer shall be grounds for termination only as to that particular Authorized Dealer; further provided that a pattern of violations without cure of any provision of this Agreement, including Section 2.5, by a number of Licensee's Authorized Dealers shall be grounds for termination as to those Authorized Dealers, or all Authorized Dealers, at the sole discretion of Licensor.

                  (b) Licensee's or any Authorized Dealer's use of a Licensed Mark or the Transition Logos in connection with any marketing materials, or the offering, marketing or provision of any Avaya Product, which fail to meet the standards set forth in the Control and Trademark Use Specifications; provided, however, that (i) the failure of a particular product to comply with the Control and Trademark Use Specifications shall be grounds for termination only as to that product; further provided that continued use of the Licensed Marks or the Transition Logos by Licensee in connection with such product shall be grounds for termination of the Agreement as to all Avaya Products, and (ii) except as otherwise provided in Paragraph (a) above, the failure of an Authorized Dealer to satisfy the standards set forth in the Control and Trademark Use Specifications shall be grounds for termination only as to that particular Authorized Dealer;

                  (c) Licensee's refusing or neglecting a request by Licensor for access to Licensee's facilities, products or marketing materials;

                  (d) Unless otherwise permitted herein, Licensee's licensing, assigning, transferring, disposing of or relinquishing (or purporting to license, assign, transfer, dispose of or relinquish) any of the rights granted in this Agreement to others;

                  (e) Licensee's failure to take appropriate steps to restrain any Authorized Dealer from violating the terms and conditions of this Agreement;

                  (f) Licensee's receipt of any license, right or permission to market, or the marketing by Licensee of, any product or service under any name, mark, indication of origin or trade dress or the logo of any Person that competes with Licensor in the provision of products or services; provided, however, that Licensee may contract manufacture products for any Person including any Person that competes with Licensor in the provision of Lucent Products which do not bear the Licensed Marks or the Transition Logos, so long as such Person makes no reference in any promotional, marketing information or other material to Licensor or Licensee's relationship to Licensor;

                  (g) The bankruptcy or insolvency of Licensee; provided, however, that the bankruptcy or insolvency of an Affiliate or Subsidiary of Licensee shall be grounds for termination of this Agreement only as to that Affiliate or Subsidiary;

                  (h) Licensee's failure to obtain Licensor's permission to sponsor any undertaking as provided in Section 6.4 of this Agreement;

                 (i) Licensee's failure to develop, provide to Licensor an advance copy of or comply with an End of Life Plan, as required by Section 6.5 of this Agreement.

         9.2 TERMINATION OBLIGATIONS. In the event Licensor terminates this Agreement pursuant to this Article:

          (a) Licensee and all Authorized Dealers (or such of the foregoing as to which this Agreement is terminated) shall immediately cease all use of the Licensed Marks or the Transition Logos upon notice of termination; provided, however, that nothing herein shall be construed to prohibit Licensee from making truthful statements of fact regarding its past affiliation with Licensor, so long as such statements are not likely to cause confusion, mistake or deception.

          (b) Licensee and all Authorized Dealers (or such of the foregoing as to which this Agreement is terminated) shall have no further rights under this Agreement.


                                    ARTICLE X
                                  INDEMNITIES

        10.1 LICENSEE'S INDEMNIFICATION. Except as provided in Section 10.2 below, Licensee shall defend, indemnify and hold Licensor, its Affiliates and authorized representatives, and each other Lucent Indemnitee, harmless against all claims, suits, proceedings, costs, damages and judgments incurred, claimed or sustained by third parties, whether for personal injury or otherwise, arising from or in connection with Licensee's or any Authorized Dealer's, manufacture, marketing, sale, or use of Avaya Products bearing the Licensed Marks or the Transition Logos after the date of this Agreement, and shall indemnify Licensor and each Lucent Indemnitee for all damages, losses, costs and expenses (including reasonable attorneys' fees) due to such use, sale, lease or marketing and also for any improper or unauthorized use of the Licensed Marks or the Transition Logos by Licensee or its Authorized Dealers.

        10.2 NOTICE. Licensee shall notify Licensor, in writing, in the event that any third party claims, by suit, proceeding, action or otherwise, that Licensee's use of the Licensed Marks, alone or as used in the Transition Logos in connection with Avaya Products as provided in this Agreement constitutes or amounts to a trademark or service mark infringement, unfair competition or dilution, and, at Licensor's option, Licensee may be directed to surrender control of the defense of such claims to Licensor.


                                   ARTICLE XI
                                     NOTICES

                  All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, or (b) sent by telecopy, telegram or facsimile, or (c) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

         (i) If to Licensor:
                  Lucent Technologies Inc.
                  Attn: Senior Vice President and General Counsel
                  Room 6A-406
                  600 Mountain Avenue
                  Murray Hill, New Jersey 07974-0636
                  Tel: 908-582-8503
                  Fax: 908-582-6130

                  with a copy to:

                  Lucent Technologies Inc.
                  Attn: Managing Corporate Counsel, Trademarks and Copyrights 150 Allen Road, Suite 2000
                  Liberty Corner, New Jersey 07938-0875
                  Tel: 908-903-6391
                  Fax: 908-903-6388

         (ii) If to Licensee:

                  Avaya Inc.
                  Attn: Vice President, General Counsel and Corporate Secretary 211 Mount Airy Road, Room 3E-202
                  Basking Ridge, New Jersey 07920
                  Tel: 908-953-5210
                  Fax: 908-953-5462

                  with a copy to:

                  Avaya Inc.
                  Attn: Trademark and Copyright Counsel
                  150 Allen Road, Suite 2000
                  P.O. Box 0875
                  Liberty Corner, New Jersey 07938
                  Tel: 908-903-6397
                  Fax: 908-903-6388

Either party may, by notice to the other party, change the address to which such notices are to be given.

                                   ARTICLE XII
                               COMPLIANCE WITH LAW

         12.1 GENERAL. Nothing in this Agreement shall be construed to prevent Licensor or Licensee from complying fully with all applicable laws and regulations, whether now or hereafter in effect.

         12.2 GOVERNMENTAL LICENSES, PERMITS AND APPROVALS. Licensee, at its expense, shall be responsible for obtaining and maintaining all licenses, permits and approvals which are required by all Governmental Authorities with respect to this Agreement, and to comply with any requirements of such Governmental Authorities for the registration or recording of this Agreement. Licensee shall furnish to Licensor written evidence from such Governmental Authorities of any such licenses, permits, clearances, authorizations, approvals, registration or recording.


                                  ARTICLE XIII
                        MEDIATION AND DISPUTE RESOLUTION

         13.1 DISPUTES. The provisions set forth in this Article shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement.

         13.2 ESCALATION; MEDIATION.

                  (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously and on a mutually acceptable negotiated basis any dispute, controversy or claim between them with respect to the matters covered hereby that may arise from time to time. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within thirty (30) days of the Escalation Notice.

                  (b) If the parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above, then the matter shall be referred to mediation. The parties shall retain a mediator to aid in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any action by either party.

         13.3  COURT ACTIONS.

                  (a) In the event that any party, after complying with the provisions set forth in Section 13.2 above, desires to commence an action, such party may submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction.

                  (b) Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article with respect to all matters not subject to such dispute, controversy or claim.


                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.

                  (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

                  (b) This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein.

                  (c) Each party represents as follows:

                      (i) each has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

                      (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

         14.2 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts to be performed solely within the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

         14.3 ASSIGNABILITY; SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign this Agreement, in whole or in part, or its respective rights or obligations without the prior written consent of the other party.

         14.4 RELATIONSHIP OF THE PARTIES; THIRD PARTY BENEFICIARIES.

                  (a) Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor.

                  (b) The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

         14.5 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         14.6 FORCE MAJEURE. No party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts or raw materials, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         14.7 PUBLICITY. The parties agree to consult and cooperate with each other prior to issuing any press releases, articles, advertising, or publicity materials relating to Products under this Agreement or this Agreement which use the trademarks, logos, trade name, service mark or other company identification of the other party, with the exception of the Transition Logos or factual references and except as may be required by governmental regulation or court order, or any of its Affiliates or any of its personnel.

         14.8 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.9 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         14.10 INJUNCTIVE RELIEF. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for injunctive relief that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

         14.11 AMENDMENTS. No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

         14.12 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto) and not to any particular provision of this Agreement. Article, section, exhibit, schedule and appendix references are to the articles, sections, exhibits, schedules and appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to the Effective Date, regardless of any amendment or restatement hereof.

         IN WITNESS WHEREOF, the parties have caused this Trademark License Agreement to be executed by their duly authorized representatives as of the Effective Date.


LUCENT TECHNOLOGIES INC.               AVAYA INC.

By:                                    By:
   --------------------------             --------------------------

Name:                                  Name:
     ------------------------               ------------------------

Title:                                 Title:
      -----------------------                -----------------------

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